Exhibit 3.1 To: MA SOC Filing Number: 202452170430 Date: 2/21/20241:12:35 PM Page:2of4 2024-02-21 13:1011 EST 6172270178 From: MA Corporate D PC ut'bc Qtommonwcaltb of ffla.S'.S'acbu.S'ctt.S' William Francis Galvin Secretary of the Commonwealth P.C. One Ashburton Place, Boston, Massachusetts 02108~ 1512 FORM MUST BE TYPED Articles of Amendment FORM MUST BE TYPED (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34) (1) Exact name of corporation:_C_S_P_ln_c. ____________________________ _ (2) Registered office address: 215 Bunker Hill Street, Charlestown, MA 02129 (number, street, city or town, state, zip code) (3) These articles of amendment affect artide(s): _1_11 _______________________ _ ( specify the number(s) of article(s) being amended (I- VI)) (4) Dare adopted: February 21, 2024 (month, day, yMr) (5) Approved by: (check appropriate box) D the incorporators. 0 the board of directors without shareholder approval and shareholder approval was not required. D the board of directors and the shareholders in the manner required by law and the articles of organization. (6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares. Article Ill is being amended to increase the number of authorized shares of common stock to 9,753,900, par value $0.01. c156ds1006950c113:l4 01/13/05

To: Page: 3 of 4 2024-02-21 13:1011 EST 6172270178 From: MA Corporate To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following: Total authorized prior to amendment: WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE Common 7,500,000 $0.01 Total authorized after amendment: WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE Common 9,753,900 $0.01 (7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: _________________________ _ *G.L. Chapter 156D eliminates the concept of par value, however a corporation may specifj par value in Articlr Ill See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

To: Page: 4 of 4 2024-02-21 13:1011 EST 6172270178 From: MA Corporate 0 President, 0 Orher officfr, 0 Court-appointed fiduciary, Oil this __ 2_ 1st _______ _ day of February , 2024

MA SOC Filing Number: 202452170430 Date: 2/21/2024 1 :12:35 PM THE COMMONWEALTH OF MASSACHUSETTS I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: February 21, 2024 01 :12 PM WILLIAM FRANCIS GALVIN Secretary of the Commonwealth